Exhibit 5.1

_________, 2014

Great Ajax Corp.
9400 SW Beaverton-Hillsdale Hwy, Suite 131

Beaverton, Oregon 97005

Re:	Great Ajax Corp. — Registration Statement on Form S-11

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-11 (Registration Statement No. 333-__________) (the “Registration Statement”) filed by Great Ajax Corp., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of ________ shares of the Company’s common stock, $0.01 par value per share (the “Shares”). This opinion is being rendered in connection with the offering and sale by the Company of the Shares pursuant to the underwriting agreement (the “Underwriting Agreement”) to be entered into by the Company and the several Underwriters named in therein, acting through FBR Capital Markets & Co. as their Representative. The Shares will be sold by the Company in the manner described in the Registration Statement and the Prospectus forming a part thereof.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized, and, when the Shares are issued and fully paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

Great Ajax Corp.

_________, 2014

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Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. We are opining herein as to the Maryland General Corporation Law as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations. This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Company’s Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

Morrison & Foerster LLP